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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 27, 2002, except with respect to the items mentioned in Note 16c and Note 18 as to which the date is August 14, 2002, relating to the consolidated financial statements of Grupo TMM, S.A. de C.V. and subsidiaries which appears in such Registration Statement. We also hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 26, 2002 on the consolidated financial statements of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and subsidiary incorporated by reference in such Registration Statement by reference to the Annual Report on Form 20-F of Grupo TMM, S.A. de C.V. for the year ended December 31, 2001. We also consent to the reference under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, S.C.
/s/ ALBERTO DEL CASTILLO V. VILCHIS Alberto Del Castillo V. Vilchis Audit Partner
Mexico City February 13, 2003

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  Exhibit 23.4